RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in Amendment 2 of the Registration Statement of Fidelity Aviation Corporation on Form  SB-2,  of my  report  dated June 8, 2007 on  the financial statements of Fidelity Aviation Corporation for the years ended December 31, 2005 and 2006.

/s/ Ronald R. Chadwick, P.C.

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RONALD R. CHADWICK, P.C.

Aurora, Colorado

December 18, 2007